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                             Healy and Baillie, LLP
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                                  www.healy.com

                                                June 27, 2005

Capital Maritime & Trading Corp.
3, Iassonos Street
Piraeus, Athens
18537 Greece

Dear Ladies and Gentlemen:

         We have acted as special counsel as to matters of the law of the
Republic of the Marshall Islands (the "Marshall Islands") for Capital Maritime &
Trading Corp., a corporation incorporated under the laws of the Marshall Islands
(the "Company"), in connection with the issuance of up to 19,170,500 shares of common stock, par value $0.001 per share, of the Company (the "Offering Shares")
and the related preferred stock purchase rights (the "Rights") as described in the Company's Registration Statement on Form F-1 (File No. 333-125759) (the
"Registration Statement") filed with the U.S. Securities and Exchange Commission
(the "Commission").

         For the purposes of this opinion, we have examined the following with respect to the Company: (1) its Amended and Restated Articles of Incorporation,
dated June 27, 2005, and Amended and Restated By-Laws, dated June 2, 2005; (2)
the Registration Statement; (3) the prospectus of the Company included in the
Registration Statement (the "Prospectus"); (4) the Stockholders Rights Agreement
dated June 27, 2005, between the Company and The Bank of New York, as rights agent, relating to the Rights (the "Stockholders Rights Agreement"); and (5) the
form of underwriting agreement (the "Underwriting Agreement") among the Company and the representatives of the underwriters named therein relating to the issuance of the Offering Shares.

         In rendering this opinion we have also examined originals, photocopies or certified copies of all such other documents, including certificates of public officials and of officers of the Company as we have deemed necessary as a basis for the opinion herein rendered.

         In such examination we have assumed: (1) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (2) the

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                                                                   June 27, 2005

completeness and conformity to authentic original documents of all documents submitted to us as photocopies; and (3) the truth and accuracy of all representations and statements as to fact made in the documents provided. We have not taken any steps to verify these assumptions.

         We have further assumed for the purposes of this opinion, without investigation, that (1) all documents contemplated by the Prospectus to be executed in connection with the offering of the Offering Shares and the Rights have been duly authorized, executed and delivered by each of the parties thereto and (2) the terms of such offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Offering Shares and the Rights have been duly authorized, and when the Offering Shares and the Rights are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the
Registration Statement and the Prospectus, the Offering Shares and the Rights
will be validly issued, fully paid and non-assessable.

         2.  The Rights represent valid and binding obligations of the Company under the Stockholders Rights Agreement.

         The opinion in paragraph (1) above is limited to the laws of the
Marshall Islands and the opinion in paragraph (2) above is limited to the laws of the State of New York and the federal laws of the United States in each case as in effect on the date of this letter. We have no responsibility to update these opinions.

         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name in the Prospectus, without admitting that we are "experts" within the meaning of the U.S.
Securities Act of 1933, as amended, or the rules and regulations of the
Commission thereunder with respect to any part of the Registration Statement.

                                          Very truly yours,

                                          /s/ HEALY & BAILLIE, LLP